AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Windstream Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0792300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road

Little Rock, Arkansas 72212-2442

(501) 748-7000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

John P. Fletcher, Esq.

Executive Vice President and General Counsel

Windstream Corporation

4001 Rodney Parham Road

Little Rock, Arkansas 72212-2442

(501) 748-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David A. Neuhardt

Thompson Hine LLP

2000 Courthouse Plaza, N.E.

P.O. Box 8801

Dayton, Ohio 45401-8801

(937) 443-6775

Fax: (937) 443-6635

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share	5,900,000	$12.81	$75,579,000	$8,775

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the NASDAQ Global Select Market on September 19, 2011.

PROSPECTUS

WINDSTREAM CORPORATION

5,900,000 SHARES OF COMMON STOCK

We are offering to contribute 5,900,000 shares of common stock, par value of $0.0001 per share, of Windstream Corporation to the Windstream Pension Plan to be held by the Windstream Master Trust. The shares have a current aggregate appraised value, as determined by a third party valuation firm that is not affiliated with us, of approximately $75,170,000.

We will not receive any proceeds from the contribution of shares to the Windstream Pension Plan, but the contribution will reduce our obligation to make contributions to the Plan. We will incur expenses in connection with the offering. See the “Use of Proceeds” section in this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “WIN.” The last reported sale price of our common stock on September 19, 2011 was $12.87 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning at page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares, you should refer to the registration statement, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares and you should not assume otherwise.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “the Company” or similar references refer to Windstream Corporation and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus or any prospectus supplement include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this prospectus, any prospectus supplement or incorporated by reference that are not historical facts are identified as “forward-looking statements” for the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, the expected timing and amount of contributions to our pension plan, expected effective federal income tax rates and forecasted capital expenditure amounts. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and “should,” and variations of these words and similar expressions, are intended to identify these forward-looking statements. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	continued voice line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of our revenue;

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for our competitive local exchange carrier (“CLEC”) operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which our CLEC services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets; and

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the factors set forth under “Risk Factors” in this prospectus and other factors described in our filings with the SEC, including under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year December 31, 2010, which is incorporated by reference herein.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

ABOUT WINDSTREAM CORPORATION

Business Overview

We are a leading communications and technology solutions provider, delivering complex data, high-speed Internet, voice and transport services to customers with operations throughout the United States and the District of Columbia. Our business solutions include IP-based voice and data services, multiprotocol label switching networking, data center and managed services, hosting services and communications systems. We provide high-speed Internet, voice and digital television services to residential customers in 29 states. We deliver our services over an extensive local and long-haul fiber network, which we also use to provide wholesale services to other carriers. As of June 30, 2011, we served approximately 3.3 million access lines and 1.3 million high-speed Internet customers and operated approximately 60,000 fiber route miles.

Our telecommunications services are offered in the following 29 states: Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin.

We are incorporated in Delaware. Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, and our telephone number is (501) 748-7000. Our website is located at www.windstream.com. Information on our website is not incorporated into, and does not otherwise form a part of, this prospectus.

Recent Developments

On July 31, 2011, we entered into an agreement to acquire all outstanding shares of PAETEC Holding Corp. (“PAETEC”) in an all-stock transaction. Under the terms of the agreement, PAETEC stockholders will receive 0.460 of our common shares for each PAETEC common share. We expect to issue approximately 73 million shares of our common stock valued at approximately $891 million, based on our closing stock price on July 29, 2011. We also will assume or refinance PAETEC’s net debt of approximately $1.4 billion as of March 31, 2011.

PAETEC is a competitive local exchange carrier and provides telecommunications services primarily to business customers in 46 states and the District of Columbia. PAETEC operates seven data centers in the U.S. and owns approximately 36,700 route miles of fiber in portions of 39 states and the District of Columbia. The combined company will have a nationwide network with a deep fiber footprint to offer enhanced capabilities in strategic growth areas, including IP-based services, data centers, cloud computing and managed services.

Additional Information

For a further discussion of our business, we urge you to read our Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” below for information on how you can view this report.

THE OFFERING

Shares being offered:	5,900,000 shares of our common stock that we expect to contribute to the Windstream Pension Plan to be held by the Windstream Master Trust. As discussed in “Plan of Distribution” below, the shares have a current aggregate appraised value, on the date of contribution, as determined by a third party valuation firm, equal to approximately $75,170,000.

Use of proceeds:	We will not receive any proceeds from our contribution of common stock to the Windstream Pension Plan, but the contribution will reduce our obligation to make contributions to the Plan in an amount equal to the aggregate appraised value of the stock we contribute, as determined by the third party valuation firm.

Risk factors:	An investment in our common stock involves risks. You should carefully review the “Risk Factors” section of this prospectus, as well as the other documents incorporated by reference into this prospectus.

Listing:	Our common stock is listed on the NASDAQ Global Select Market under the symbol “WIN.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

We will not receive any proceeds from the contribution of shares to the Windstream Pension Plan, but the contribution will reduce our obligation to make contributions to the Plan. We will pay all expenses of this offering, including the expense of registering and qualifying the shares that we may contribute to the Plan.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary description of our common stock is qualified in its entirety by the General Corporation Law of the State of Delaware (the “DGCL”) and our Amended and Restated Certificate of Incorporation, as amended (our “Certificate”). Our Certificate is included as an exhibit to our Annual Report on Form 10-K (where it is incorporated by reference to Amendment No. 3 to our Registration Statement on Form S-4 filed May 23, 2006), which is on file with the SEC. See “Where You Can Find More Information” below for information on how you can view this filing.

General

Under our Certificate, our total authorized capital stock consists of 200,000,000 shares of preferred stock, par value $.0001 per share, and 1,000,000,000 shares of common stock, par value $.0001 per share.

Preferred Stock

Our Certificate provides that our board of directors is authorized, without further stockholder approval, to issue from time to time up to a total of 200,000,000 shares of preferred stock in one or more series and to fix or alter the powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of the shares of each series. Our board of directors may fix the number of shares of any series of preferred stock, and it may increase or decrease the number of shares of any series of preferred stock, as long as it acts within the limitations or restrictions stated in the original resolution or resolutions that fixed the number of shares in the series and as long as it does not decrease the number of shares of any series below the number then outstanding. If the number of shares of any series of preferred stock is decreased, the shares constituting the decrease will resume the status they had prior to the adoption of the resolution that originally fixed the number of shares of the series, subject to the requirements of applicable law.

Common Stock

Under our Certificate, the holders of our common stock have one vote per share on matters submitted to a vote of stockholders. Holders of the common stock will be entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment or provision for payment of all debts and subject to the prior rights of any outstanding preferred stock. Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

To the greatest extent permitted by applicable Delaware law, the shares of our common stock will be uncertificated, and transfer will be reflected by book entry.

All rights, preferences and privileges of holders of our common stock stated in this summary are subject to the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Anti-Takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws

The DGCL, our Certificate and our bylaws contain a number of provisions which could have the effect of discouraging transactions that involve our actual or threatened change of control. In addition, provisions of our Certificate and our bylaws may be deemed to have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempts that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Delaware Section 203

Section 203 of the DGCL, which restricts business combinations with certain interested stockholders (defined generally under the DGCL to include persons who beneficially own or acquire 15% or more of a Delaware corporation’s voting stock and their affiliates and associates, and hereinafter as a “Section 203 Interested Stockholder”). Section 203 prohibits business combination transactions between a publicly-held Delaware corporation and any Section 203 Interested Stockholder for a period of three years after the time at which the Section 203 Interested Stockholder became an interested stockholder unless: (a) prior to the time that such entity became a Section 203 Interested Stockholder, the corporation’s board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming such an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to the time that such entity became a Section 203 Interested Stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% the outstanding voting stock which is not owned by the Section 203 Interested Stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who is a Section 203 Interested Stockholder to effect various business combinations with a corporation for a period of three years. The provisions of Section 203 are intended to encourage third parties interested in acquiring us to negotiate in advance with our board of directors. Section 203 also may make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that in order for a stockholder to nominate any person for election as a director or propose business at a meeting of stockholders, the stockholder must give timely notice to our Secretary. To be timely:

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in the case of an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 25 days (or 30 days in the case of director nominations) from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made; and

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in the case of a special meeting at which directors are to be elected, a stockholder’s notice of nominations must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

These provisions could preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors by limiting the window of time available to present such matters to us for presentation at such meeting.

Calling a Special Meeting; Action by Written Consent of Stockholders

Under Delaware law, a special meeting of the stockholders may be called by the board of directors of the corporation or by any other person authorized to do so in the certificate of incorporation or bylaws. Our Certificate states that as long as any security of the company is registered under Section 12 of the Exchange Act, special meetings of our stockholders may be called only by a resolution of the board of directors.

Our Certificate provides that as long as any of our securities is registered under Section 12 of the Exchange Act, no stockholder action may be taken without a meeting.

The inability of our stockholders to take action by written consent and to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by our board of directors. In addition, the inability of stockholders to call a special meeting of stockholders could make it more difficult to change our existing board of directors and management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to NASDAQ Listing Rule 5635, which sets forth the circumstances under which an issuer is required to obtain approval from its stockholders prior to an issuance of securities in connection with: (1) the acquisition of the stock or assets of another company; (2) equity-based compensation of officers, directors, employees or consultants; (3) a change of control; and (4) private placements. In connection with an acquisition of the stock or assets of another company, NASDAQ Listing Rule 5635 would require stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of the outstanding common stock before the issuance, or if any director, officer or substantial stockholder of the issuing company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of us.

Supermajority Vote to Amend Charter and Bylaws

Under Delaware law, unless a higher vote is required in the certificate of incorporation of a corporation, an amendment to such certificate of incorporation generally may be approved by a majority of the outstanding shares entitled to vote on the proposed amendment. Notwithstanding any provision of a corporation’s certificate of incorporation to the contrary, under Delaware law, holders of a class of a corporation’s stock are entitled to vote as a class on the approval of any amendment to the corporation’s certificate of incorporation which would:

•	increase or decrease the aggregate number of authorized shares of such class (subject to certain exceptions);

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or rights of such class so as to affect them adversely.

Under our Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of our then-outstanding shares stock eligible to be cast in the election of directors is required in order to amend, alter, change or repeal the sections of our Certificate related to the limitation of liability of directors and indemnification of directors and officers, the prohibition of stockholder action by written consent, the calling of special meetings of stockholders, the election to be covered by Section 203 of the DGCL, and the procedures required to amend our Certificate.

Under our Certificate, the board of directors is expressly authorized to amend, alter, change or repeal our bylaws. The stockholders also have the ability to amend, alter, change or repeal our bylaws by the affirmative vote of a majority of the then-outstanding shares entitled to vote, except that a two-thirds vote is required for the stockholders to amend sections of our bylaws related to bringing matters before an annual stockholder meeting, nominating and electing directors and filling vacancies on the board, and the procedures required to amend our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

PLAN OF DISTRIBUTION

We expect to contribute 5,900,000 shares of our common stock to the Windstream Pension Plan to be held by the Windstream Master Trust. These shares have a current appraised value, as determined by a third party valuation firm that is not affiliated with us, of approximately $75,170,000. We expect the contribution of the shares to be made on or after September 21, 2011. We will determine the number of shares to be contributed on the date we make the contribution. We will pay the fees of the third party valuation firm and other fees and expenses in connection with the contribution which we estimate to be approximately $79,175, as described in more detail in the registration statement filed with the SEC.

LEGAL MATTERS

Thompson Hine LLP, Cincinnati, Ohio, has passed upon the validity of the shares of our common stock to be offered pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we file reports and other information with the SEC. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is: http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.windstream.com. However, the information on, or accessible through, our Internet site is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 22, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 filed with the SEC on May 6, 2011 and August 5, 2011, respectively;

•	Our Proxy Statement on Schedule 14A filed with the SEC on March 24, 2011;

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our Current Reports on Form 8-K filed with the SEC on January 7, 2011 (two reports), January 25, 2011, February 8, 2011, February 14, 2011, March 2, 2011, March 3, 2011, March 14, 2011, March 15, 2011, March 18, 2011, March 30, 2011, April 27, 2011, August 2, 2011 and August 11, 2011 and our Form 8-K/A filed on August 2, 2011; and

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the description of our common stock contained in our Registration Statement on Form S-4 filed with the SEC on February 28, 2006, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to: Windstream Corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, attention Genesis White. You may direct telephone requests to Ms. White at (501) 748-7216.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution

The following is an itemization of all fees and expenses incurred or expected to be incurred in connection with the registration and contribution to the Windstream Pension Plan of the common stock being registered. All such expenses will be paid by the registrant and all but the Securities and Exchange Commission (“SEC”) registration fee are estimates and remain subject to future contingencies.

SEC Registration Fee*	$8,775
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Transfer Agent and Registrar Fees and Expenses	$20,000
Printing and Engraving Fees	$400
Miscellaneous	—

Total	$79,175

*	Paid upon the filing of this Registration Statement with the SEC.

Item 15.  Indemnification Of Directors And Officers

The DGCL permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The DGCL permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The DGCL grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Our Certificate provides for indemnification to the fullest extent permitted by the DGCL, as amended from time to time. Under our Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the DGCL will automatically extend to our directors, officers, employees, or agents, as the case may be.

Article VII of our Certificate provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. Article VII of our Certificate also requires us, to the fullest extent expressly authorized by Section 145 of the DGCL, to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

In addition, as permitted under the DGCL, we have entered into indemnity agreements with our directors and officers. Under the indemnity agreements, we will indemnify our directors and officers to the fullest extent permitted or authorized by the DGCL, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of our directors and officers’ liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act. We will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that our obligations will be satisfied to the extent of any reimbursement under such insurance.

Item 16.  Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on September 20, 2011.

WINDSTREAM CORPORATION

By:	/s/ Jeffery R. Gardner
Jeffery R. Gardner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 20, 2011.

Signature	Title

/s/ Jeffery R. Gardner Jeffery R. Gardner	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Anthony W. Thomas Anthony W. Thomas	Chief Financial Officer (Principal Financial Officer)

/s/ John C. Eichler John C. Eichler	Controller (Principal Accounting Officer)

* Dennis E. Foster	Chairman, Director

* Carol B. Armitage	Director

* Samuel E. Beall III	Director

* Francis X. Frantz	Director

* Jeffrey T. Hinson	Director

* Judy K. Jones	Director

* William A. Montgomery	Director

* Alan L. Wells	Director

* By:	/s/ John Fletcher
(John Fletcher)
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Windstream Corporation (incorporated herein by reference to Annex E to Amendment No. 3 to the Company’s Registration Statement on Form S-4, filed with the Commission on May 23, 2006).

3.2	Amended and Restated Bylaws of Windstream Corporation (incorporated herein by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K dated February 19, 2010).

5.1	Opinion of Thompson Hine LLP regarding the legality of the shares of common stock offered by this Registration Statement.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).*

24	Powers of Attorney of directors and certain officers of the Registrant.*

*	Filed herewith.